                                                     AMERICAN SKANDIA MASTER TRUST
                                                    INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 15th day of September,  2001 by and between American  Skandia Master Trust, a Delaware  business trust (the
"Trust"), and American Skandia Investment Services, Incorporated, a Connecticut corporation (the "Investment Manager").

                                                          W I T N E S S E T H
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WHEREAS,  the Trust is registered as an open-end  management  investment  company under the Investment  Company Act of 1940, as amended
(the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the  Investment  Manager is an  investment  adviser  registered  under the  Investment  Advisers Act of 1940, as amended (the
"Advisers Act"); and

WHEREAS,  the Trust and the  Investment  Manager  desire to enter into an agreement to provide for the  management of the assets of the
ASMT Wells Money Market Portfolio (the "Portfolio") on the terms and conditions hereinafter set forth.

NOW,  THEREFORE,  in consideration of the mutual  covenants  herein  contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall,  in such  capacity,  manage
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the investment operations of the Portfolio,  including the purchase, retention,  disposition and lending of securities,  subject at all times to the  policies  and control of the Board of Trustees  of the Trust (the  "Trustees").  The  Investment  Manager  shall give the
Portfolio the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment Manager.  In carrying out its obligation under paragraph 1 hereof, the Investment Manager shall:
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         (a)  supervise and manage all aspects of the Portfolio's operations:

         (b)  provide  the  Portfolio  or obtain for it,  and  thereafter  supervise,  such  executive,  administrative,  clerical  and shareholder servicing services as are deemed advisable by the Trustees;

         (c) arrange,  but not pay for, the periodic  updating of prospectuses and supplements  thereto,  proxy material,  tax returns, reports  to the  Portfolio's  shareholders,  reports  to and  filings  with the  Securities  and  Exchange  Commission,  state Blue Sky authorities and other applicable regulatory authorities;

         (d)  provide to the  Trustees on a regular  basis,  written  financial  reports and  analyses  on the  Portfolio's  securities transactions and the operations of comparable investment companies;

         (e) determine what issuers and  securities  shall be represented  in the  Portfolio's  portfolio and regularly  report them in writing to the Trustees;

         (f) formulate and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Trustees; and

         (g) take,  on behalf of the  Portfolio,  all actions  which appear to the Trust  necessary to carry into effect such  purchase and sale  programs and  supervisory  functions  as  aforesaid,  including  the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The  Investment  Manager  is  responsible  for  decisions  to buy and sell  securities  for the
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Portfolio,  broker-dealer  selection,  and negotiation of the Portfolio's  brokerage  commission  rates.  The Investment  Manager shall determine  the  securities  to be purchased  or sold by the  Portfolio  pursuant to its  determinations  with or through such  persons, brokers or dealers,  in conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus  and Statement of
Additional Information as in effect from time to time (together, the "Registration  Statement"),  or as the Trustees may determine from time  to  time.  Generally,  the  Investment  Manager's  primary  consideration  in  placing  Portfolio  securities  transactions  with broker-dealers  for execution will be to obtain,  and maintain the  availability  of, best execution at the best available  price.  The
Investment  Manager may consider sale of interests in the Portfolio in allocating  Portfolio  securities  transactions,  subject to the requirements of best net price available and most favorable execution.

         Consistent with this policy, the Investment Manager, in allocating Portfolio securities  transactions,  will take all relevant factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and  financial condition of the  broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the broker-dealer  to the  investment  performance of the Portfolio on a continuing  basis.  Subject to such policies and procedures as the
Trustees may determine,  the Investment  Manager shall have  discretion to effect  investment  transactions  for the Portfolio  through broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers  affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research  services,  as such services are defined in section
28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the Portfolio to pay any such  broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer would have charged for effecting that transaction,  if the Investment  Manager  determines in good faith that such amount of commission is  reasonable  in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Investment Manager's overall  responsibilities with respect to the Portfolio and other accounts as to which the Investment Manager exercises  investment  discretion (as such term is defined in section 3(a)(35) of the
1934 Act).  Allocation of orders placed by the Investment  Manager on behalf of the Portfolio to such  broker-dealers  shall be in such amounts and  proportions  as the  Investment  Manager  shall  determine in good faith in  conformity  with its  responsibilities  under applicable  laws,  rules and  regulations.  The  Investment  Manager  will report on such  allocations  to the  Trustees  regularly  as requested by the Trustees, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

4.       Control by the Trustees.  Any investment program  undertaken by the Investment Manager pursuant to this Agreement,  as well as
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any other  activities  undertaken by the Investment  Manager on behalf of the Trust pursuant  hereto,  shall at all times be subject to any directives of the Trustees.

5.       Compliance with Applicable  Requirements.  In carrying out its obligations under this Agreement,  the Investment Manager shall
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at all times conform to:

         (a)  all applicable provisions of the ICA and the Advisers Act and any rules and regulations adopted thereunder; and

         (b) the  provisions of the  Registration  Statement,  including the  investment  objectives,  policies and  restrictions,  and permissible investments specified therein; and

         (c)  the provisions of the Agreement and Declaration of Trust of the Trust, as amended; and

         (d)  the provisions of the By-laws of the Trust, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The expenses connected with the Trust shall be allocable between the Trust and the Investment Manager as follows:
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         (a) The  Investment  Manager  shall  furnish,  at its expense  and without  cost to the Trust,  the  services of a  President,
Secretary,  and one or more Vice Presidents of the Trust, to the extent that such additional  officers may be required by the Trust for the proper conduct of its affairs.

         (b) The  Investment  Manager  shall  further  maintain,  at its expense and without cost to the Trust,  a trading  function in order to carry out its  obligations  under  subparagraphs  (e),  (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs  (including  applicable  office space,  facilities and equipment) of the services of a principal financial  officer of the Trust whose normal  duties  consist of  maintaining  the  financial  accounts and books and records of the Trust, including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs  (including  applicable  office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

         Notwithstanding  the obligation of the Trust to bear the expense of the functions  referred to in clauses (i) and (ii) of this subparagraph (c), the Investment  Manager may pay the salaries,  including any applicable  employment or payroll taxes and other salary costs,  of the  principal  financial  officer and other  personnel  carrying  out such  functions,  and the Trust shall  reimburse  the
Investment Manager therefor upon proper accounting.

         (d) All of the ordinary  business  expenses  incurred in the  operations  of the Trust and the offering of its shares shall be borne by the Trust unless  specifically  provided  otherwise in this paragraph 6. These expenses  include,  but are not limited to: (i)
brokerage  commissions,  legal, auditing,  taxes or governmental fees; (ii) the cost of preparing share certificates;  (iii) custodian, depository,  transfer and  shareholder  service agent costs;  (iv) expenses of issue,  sale,  redemption and repurchase of shares;  (v)
expenses of  registering  and qualifying  shares for sale;  (vi) insurance  premiums on property or personnel  (including  officers and trustees if available) of the Trust which inure to the Trust's benefit;  (vii) expenses  relating to trustee and shareholder  meetings;
(viii) the cost of preparing and  distributing  reports and notices to shareholders;  (ix) the fees and other expenses  incurred by the
Trust in connection with membership in investment  company  organizations;  and (x) and the cost of printing copies of prospectuses and statements of additional information, as well as any supplements thereto, distributed to shareholders.

7.       Delegation of  Responsibilities.  Upon the request of the Trustees,  the Investment  Manager may perform services on behalf of
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the Trust  which are not  required  by this  Agreement.  Such  services  will be  performed  on behalf of the Trust and the  Investment
Manager's  cost in rendering  such  services may be billed  monthly to the Trust,  subject to  examination  by the Trust's  independent accountants.  Payment or assumption by the Investment  Manager of any Trust expense that the Investment  Manager is not required to pay or assume  under this  Agreement  shall not relieve the  Investment  Manager of any of its  obligations  to the Trust nor  obligate the
Investment Manager to pay or assume any similar Trust expense on any subsequent occasion.

8.       Engagement of Sub-Advisers  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the Trustees and
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where required,  the  shareholders of the Portfolio,  a sub-adviser to provide  advisory  services in relation to the Portfolio.  Under such sub-advisory  agreement,  the Investment Manager may delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and
(g) of paragraph 2 hereof.

9.       Compensation.  The Trust shall pay the  Investment  Manager in full  compensation  for services  rendered  hereunder an annual
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investment  advisory  fee. The fee shall be payable  monthly in arrears,  based on the average  daily net assets of the  Portfolio  for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The  services of the  Investment  Manager to the  Portfolio  are not to be deemed to be  exclusive,  and the
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Investment  Manager shall be free to render  investment  advisory and corporate  administrative  or other services to others (including other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed  that  officers or  directors  of the
Investment  Manager may serve as officers  or trustees of the Trust,  and that  officers or trustees of the Trust may serve as officers or directors of the Investment  Manager to the extent  permitted by law; and that the officers and directors of the Investment  Manager are not prohibited  from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

11.      Term and Approval.  This  Agreement  shall become  effective on September  15, 2001 and by shall  continue in force and effect
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from year to year, provided that such continuance is specifically approved at least annually by:

         (a) the Trustees or the vote of a majority of the Portfolio's  outstanding  voting  securities (as defined in Section 2(a)(42)
of the ICA); and

         (b) the  affirmative  vote of a majority of the Trustees  who are not parties to this  Agreement  or  interested  persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

12.      Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the  completion
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of any transactions  already initiated on behalf of the Portfolio,  by vote of the Trustees or by vote of a majority of the Portfolio's outstanding  voting  securities,  or by the  Investment  Manager,  on sixty (60) days'  written  notice to the other party.  The notice provided for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its "assignment," as such term is defined in the ICA.

13.      Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith, gross negligence or
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reckless  disregard of  obligations  or duties  hereunder on the part of the  Investment  Manager or any of its officers,  directors or employees,  it shall not be subject to liability to the Trust or to any  shareholder  of the  Portfolio  for any act or omission in the course of, or connected with,  rendering  services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of any security.

14.      Liability of the Trustees and  Shareholders.  A copy of the  Agreement and  Declaration  of Trust of the Trust is on file with
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the  Secretary  of the State of  Delaware,  and notice is hereby  given that this  instrument  is executed on behalf of the Trustees as trustees and not  individually  and that the  obligations of this  instrument are not binding upon any of the Trustees or  shareholders individually  but are binding  only upon the assets and  property of the Trust.  Federal and state laws impose  responsibilities  under certain  circumstances  on persons who act in good  faith,  and  therefore,  nothing  herein  shall in any way  constitute  a waiver of limitation of any rights which the Trust or the Investment Manager may have under applicable law.

15.      Notices.  Any notices under this  Agreement  shall be in writing,  addressed and delivered or mailed postage paid to the other
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party at such address as such other party may designate for the receipt of such notice.  Until  further  notice,  it is agreed that the address of the Trust and the Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a counterpart
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in or otherwise  derived  from a term or provision of the ICA,  shall be resolved by reference to such term or provision of the ICA and to interpretations  thereof,  if any, by the United States courts or, in the absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission  issued pursuant to the ICA. In addition,  where the effect of a requirement of the ICA,  reflected in any provision of this  Agreement,  is released by rules,  regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their  respective  officers on the day and year first above written.

                                                                  AMERICAN SKANDIA MASTER TRUST

Attest:                                                           By: ____________________________________
Gordon C. Boronow
____________________________________                                   Vice President

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ____________________________________
                                                                       John Birch
____________________________________                                   Senior Vice President & Chief Operating Officer

                                                     American Skandia Master Trust
                                                   ASMT Wells Money Market Portfolio
                                                    Investment Management Agreement

                                                               EXHIBIT A
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         An annual rate of .50% of the average daily net assets of the Portfolio.